UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

Castle Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 S. Friendswood Drive, Suite 401
Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On March 26, 2024 (the “Closing Date”), Castle Biosciences, Inc., a Delaware corporation (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”), by and between the Company, its wholly owned subsidiary, Castle Narnia Real Estate Holding 1, LLC (“Narnia”) and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Lender”). The Loan Agreement provides for (i) on the Closing Date, $10.0 million aggregate principal amount of term loans, and (ii) from the Closing Date until March 31, 2025, an additional $25.0 million term loan facility available at the Company’s option (collectively, the “Term Loans”). The Company drew $10.0 million in Term Loans on the Closing Date. The Company expects to use the proceeds from the Term Loans for the purpose of developing a commercial office building to be used as the Company’s future corporate headquarters, and the remainder for working capital and other general corporate purposes.

The obligations under the Loan Agreement are secured by a perfected security interest in substantially all of the Company’s and Narnia’s assets except for intellectual property, the real property held by Narnia and certain other customary excluded property pursuant to the terms of the Loan Agreement.

The interest rate applicable to the Term Loans is the greater of (a) the WSJ Prime Rate plus 0.25% or (b) 6.00% per annum. The Term Loans are interest only from the Closing Date through November 30, 2025, which may be extended at the Company’s option through November 30, 2026 as long as no event of default under the Loan Agreement has occurred. After the end of the interest only period, the Company is required to pay equal monthly installments of principal through November 1, 2028, the maturity date.

The Term Loans may be prepaid in full through the first anniversary of the Closing Date with payment of a 1.50% prepayment premium, after which they may be prepaid in full through the second anniversary of the Closing Date with payment of a 1.00% prepayment premium, after which they may be prepaid in full with no prepayment premium. An additional final payment of 2.00% of the amount of Terms Loans advanced by the Lender will be due upon prepayment or repayment of the Term Loans in full.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The Company must also comply with a financial covenant which requires that the Company maintain either a minimum liquidity ratio or minimum EBITDA as more fully described in the Loan Agreement.

The Loan Agreement also includes customary events of default, including failure to pay principal, interest or certain other amounts when due, material inaccuracy of representations and warranties, violation of covenants, specified cross-default and cross-acceleration to other material indebtedness, certain bankruptcy and insolvency events, certain undischarged judgments, material invalidity of guarantees or grant of security interest, material adverse change, involuntary delisting from the Nasdaq Global Market and change of control, in certain cases subject to certain thresholds and grace periods. If one or more events of default occurs and continues beyond any applicable cure period, the Lender may terminate the commitments to make further loans and declare all of the obligations of the Company under the Loan Agreement to be immediately due and payable.

The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mara G. Aspinall from the Board of Directors

On March 26, 2024, Mara G. Aspinall notified the Company that she will not to stand for re-election to the board of directors (the “Board”) of the Company at the expiration of her current term at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Ms. Aspinall’s decision not to stand for reelection is not the result of any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise.

Appointment of Rodney Cotton to the Board of Directors

On March 26, 2024, following the recommendation of the nominating and corporate governance committee of the Board, the Board increased the size of the Board from eight to nine members and appointed Rodney Cotton to serve as a Class II director with a term ending at the 2024 Annual Meeting. Mr. Cotton’s appointment to the Board is effective March 26, 2024.

From 2001 to 2023, Mr. Cotton served various roles at Roche Diagnostics, a diagnostics healthcare company. These roles included, most recently, Senior Vice President, Chief of Staff and Head of Strategy and Transformation from January 2020 to June 2023, Interim Head of Communications from May 2022 to October 2022 and Senior Vice President, Commercial Operations from April 2017 to January 2020. Mr. Cotton currently serves on the board of directors of various privately held pharmaceutical, life sciences, venture capital and technology companies. Mr. Cotton completed a Mergers & Acquisition Executive Program at Harvard Business School as well as a Director’s Consortium Executive Program at Stanford Graduate School of Business. Mr. Cotton holds an MBA from the California State University Dominguez Hills, an M.S. in Strategic Management from the University of Southern California, and a B.A. in Biological Sciences & Technology from the University of California, Santa Barbara.

There is no arrangement or understanding between Mr. Cotton and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Cotton and any of the Company’s other directors or executive officers. There are no transactions between Mr. Cotton and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In accordance with our non-employee director compensation policy, which was filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Mr. Cotton will receive an initial grant having a value of $350,000, which shall be comprised of a restricted stock unit (“RSU”) award covering shares of the Company’s common stock. The RSUs vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, subject to continued board service. Mr. Cotton is also eligible to receive an annual cash retainer of $45,000 for his service on the Board and an annual RSU grant on the date of each of our annual stockholder meetings.

The Company also entered into its standard form of indemnity agreement for directors and officers with Mr. Cotton. This agreement requires the Company to indemnify Mr. Cotton, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. These forward-looking include, but are not limited to, statements regarding the expected use of proceeds of the Term Loans and the development of a commercial office building to be used as the Company’s future corporate headquarters. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation: the related expenses, capital requirements and potential needs for additional financing; the anticipated cost, timing and success of its product candidates; its plans to research, develop and commercialize new tests; adverse determinations by third party payors, including with respect to reimbursement coverage; the effects of macroeconomic events and conditions, including inflation and geopolitical events, among others, on its business and its efforts to address the impacts of such events; subsequent study or trial results and findings may contradict earlier study or trial results and findings; actual application of its tests may not provide the expected benefits to patients; and the risks set forth under “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement, by and between the Company, Castle Narnia Real Estate Holding 1, LLC and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, dated as of March 26, 2024.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

By:	/s/ Frank Stokes
Frank Stokes
Chief Financial Officer

Date: March 27, 2024